Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--324 (California and New York Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-47551 of our opinion dated June 26, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 12, 2000